                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          ROTONICS MANUFACTURING INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                          ROTONICS MANUFACTURING INC.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

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     (4)  Proposed maximum aggregate value of transaction:

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       * Set forth the amount on which the filing fee is calculated and state how it was determined.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
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     (2)  Form, Schedule or Registration Statement No.:
                                                        ------------------------
     (3)  Filing Party:
                        --------------------------------------------------------
     (4)  Date Filed:
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Notes:

                          ROTONICS MANUFACTURING INC.

                               _________________


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 8, 1995



         The Annual Meeting of Stockholders of ROTONICS MANUFACTURING INC. (the "Company") will be held on December 8, 1995 at 9:30 a.m. local time at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248, for the purpose of considering and voting on the following matters:

                  1.      Election of Directors.

                  2. Ratification of the appointment of Arthur Andersen as the Company's independent auditors for the year ending June 30, 1996.

                  3. Such other business as may properly come before the meeting or any adjournments or postponements thereof.


         Only stockholders of record at the close of business on October 13, 1995 will be entitled to notice of and to vote at such meeting or any adjournments or postponements thereof.


                                              By Order of the Board of Directors



                                              E. Paul Tonkovich
                                              Secretary


Gardena, California
October 27, 1995




                      WHETHER OR NOT YOU EXPECT TO ATTEND
                       THE MEETING IN PERSON, PLEASE READ
                        THE ENCLOSED PROXY STATEMENT AND
                       SIGN AND RETURN THE ENCLOSED PROXY
                        CARD AS SOON AS POSSIBLE IN THE
                          ENCLOSED POSTPAID ENVELOPE.

                          ROTONICS MANUFACTURING INC.
                          17022 SOUTH FIGUEROA STREET
                           GARDENA, CALIFORNIA  90248
                                 (310) 538-4932


                                PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Rotonics Manufacturing Inc. (the "Company") of proxies in the accompanying form, relating to the annual meeting of stockholders (the "Annual Meeting") to be held December 8, 1995 at 9:30 a.m. local time at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248, or any adjournments thereof. The Proxy Statement and the enclosed proxy are being mailed to stockholders on or about October 27, 1995.

         Only stockholders of record at the close of business on the record date, October 13, 1995, are entitled to vote at the meeting. On that date there were outstanding and entitled to vote 14,155,402 shares of Common Stock ($.01 par value) of the Company. Broker non-votes and shares held by persons abstaining will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by plurality of votes cast and all other proposals submitted to the stockholders must be approved by the vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are counted as votes against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved or not. Holders of shares of Common Stock are entitled to one vote per share on each matter to come before the meeting. Stockholders do not have cumulative voting rights.

         If the enclosed proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted at the meeting in accordance with the stockholder's instructions. If no instructions are given with respect to any matter, the proxy will be voted for such matter. Any stockholder giving a proxy for the meeting in the accompanying form may revoke it at any time prior to its being voted, by filing with the Secretary of the Company at the Company's principal executive office, 17022 South Figueroa Street, Gardena, California 90248, an instrument of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

         Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone or telegraph. No additional compensation will be paid for any such services. Costs of solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any other information furnished to the stockholders, will be borne by the Company. The Company will upon request, reimburse the reasonable charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose account they hold shares of Common Stock.

                SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

         The following table and the footnotes thereto set forth, as of October 13, 1995, certain information regarding Common Stock of the Company beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, by each director and by each executive officer named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

                   NAME OF                          AMOUNT AND NATURE OF                  PERCENT
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP (1)                OF CLASS
               ----------------                   ------------------------                --------
 Sherman McKinniss                                      5,278,720(2)                        37.3%

 L. John Polite, Jr.                                      673,627(3)                         4.8

 Larry DeDonato                                           118,332                             *

 David C. Polite                                            4,222                             *

 E. Paul Tonkovich                                         75,555(3)                          *

 Douglas W. Russell                                        75,664(4)                          *

 All directors and all                                  6,226,120(2)(3)(4)                  44.0
 executive officers of
 the Company as a group (6 individuals)

 Linn Derickson                                           988,437(5)                         7.0

____________________

*        Less than 1%.

(1) Unless otherwise indicated, shares are held with sole voting and investment power.

(2) Consisting of: (i) 5,026,720 shares of Common Stock held by Mr. McKinniss jointly with his spouse; and (ii) 252,000 shares of Common Stock held by a pension plan for the benefit of Mr. McKinniss. Mr. McKinniss' address is 17022 South Figueroa Street, Gardena, California 90248.

(3) Consisting of: 75,555 shares of Common Stock held by Mr. Tonkovich as trustee of a profit sharing trust of which Mr. Tonkovich is a beneficiary.

(4) Consisting of: (i) 43,164 shares of Common Stock and owned jointly by Mr. Russell and his spouse; (ii) 30,000 held by the minor children of Mr. Russell; and (iii) 2,500 shares of Common Stock issuable on exercise of currently exercisable stock options.

(5) Consisting of 988,437 shares of Common Stock held jointly by Mr. Derickson with his spouse. Mr. Derickson's address is 1305 West Brooks Street, Ontario, California 91761.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         A board of six directors is to be elected to serve until the next Annual Meeting of Stockholders. Sherman McKinniss, Larry DeDonato, L. John Polite, Jr., David C. Polite, James E. Evans and E. Paul Tonkovich have been nominated for election as directors of the Company at the Annual Meeting. All of the nominees for director, except Mr. Evans, currently serve on the Board of Directors. Messrs. McKinniss, Tonkovich and L. John Polite, Jr. were elected to the Board of Directors in August 1991 in connection with the merger into the Company of Rotonics Molding, Inc.-Chicago ("RMIC"). David C. Polite was elected to the Board at the 1993 Annual Meeting of Stockholders and Larry DeDonato was elected to the Board at the 1994 Annual Meeting of Stockholders.

         It is intended that all proxies submitted in the accompanying form, unless contrary instructions are given thereon, will be voted for the election of the six nominees. In case any of the nominees is unavailable for election, an event which is not now anticipated, the enclosed proxy may be voted for the election of a substitute nominee or nominees.


INFORMATION CONCERNING THE BOARD OF DIRECTORS

         Information regarding each of the six nominees is set forth below.
The descriptions of the business experience of these individuals include all principal positions held by them from 1990 to the date of this Proxy Statement.

         Sherman McKinniss (age 59) has served as President and Chief Executive Officer of the Company since August 1991 and as Chairman of the Board since December 1994. Prior to that, Mr. McKinniss had been President, a director and one of the shareholders of RMIC. Previously, Mr. McKinniss owned and operated Rotational Molding, Inc. ("RMI") which he sold to the Company in 1986 and was a partial owner of Rotational Molding, Inc.-Florida which was merged into RMIC in 1988.

         Larry M. DeDonato (age 41) has owned and operated an optometry practice in central California since before 1989. In addition, Mr. DeDonato was an assistant professor at the Southern California College of Optometry from 1979 until 1986. Mr. DeDonato is the son-in-law of Mr. McKinniss.

         L. John Polite, Jr.(age 74) served as Chairman of the Board and Vice President of the Company from August 1991 until December 1994. He has been a director of Peridot Holdings, Inc. and Peridot Chemicals (N.J.), Inc. located in Wayne, New Jersey since 1987 and was Chairman of the Board of these companies from 1987 until 1992. Mr. Polite was a shareholder of RMIC. He was Chairman of the Board of Essex Chemical Corp. (N.J.) from 1962 to 1988. He has served as a director of Witco Corp. and Jones Medical since 1988.

         David C. Polite (age 40) has been a practicing attorney in the Portland, Oregon area since the fall of 1991. In December 1988, he cofounded Seaboard Investors, an investment group, and serves as its Vice President. Prior to that time, he served as Special Counsel for Corporate Development to Essex Chemical Corporation from before 1988, and from December 1982 through June 1986, he served as Staff Attorney for the United States Securities and Exchange Commission. David C. Polite is the son of L. John Polite, Jr.

         James E. Evans(age 66) has served as President of Lancaster Colony Commercial Products Inc., a subsidiary of Lancaster Colony Corporation since 1978. From 1972 to 1978 Mr. Evans was Director of Corporate Marketing of Lancaster Colony Corporation and from 1970 to 1972 was Vice-President of Marketing of Barr, Inc., a subsidiary of Lancaster Colony Corporation. Prior to this, Mr. Evans was President of Buckeye Plastics Co., a subsidiary of Buckeye International from 1967 to 1970.

         E. Paul Tonkovich (age 57) has served as Secretary of the Company since August 1991. He has been a practicing attorney since January 1966. He was legal counsel to RMIC and to Mr. McKinniss and is now legal counsel for the Company.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

         The Board of Directors held four meetings during fiscal year 1995. Each director attended all of the meetings of the Board of Directors.

         The Board has an Audit Committee, comprised in fiscal year 1995 of Larry DeDonato, L. John Polite and David C. Polite. The functions of the Audit Committee are to approve of the engagement of the Company's independent accountants and to review with them the plan and scope of their audit for each year, the results of such audit when completed, and their fees for services performed. During fiscal year 1995, the Audit Committee held two meetings. Each member of the Audit Committee attended all of those meetings.

         The Board also has a Nominating Committee, comprised in fiscal 1995 of Mr. McKinniss and L. John Polite. The function of the Nominating Committee is to nominate candidates for election to the Board of Directors of the Company at its next annual stockholders meeting. During fiscal year 1995, the Nominating Committee held two meetings. Each member of the Nominating Committee attended that meeting. The Nominating Committee will consider nominees recommended by Stockholders. The names of such nominees should be forwarded to the Secretary of the Company at the address appearing on the first page of this Proxy Statement, who will submit such names to the Nominating Committee.

EXECUTIVE OFFICERS

         The present executive officers of the Company are Sherman McKinniss, Chairman of the Board, President and Chief Executive Officer; E. Paul Tonkovich, Secretary; and Douglas W. Russell, Treasurer, Chief Financial Officer and Assistant Secretary. Mr. Russell has been employed by the Company since May 1991. Prior to that he was a Senior Auditor for the accounting firm of Hallstein & Warner from 1988 until 1991, and was the Assistant Controller of RMI from September 1985 to September 1987. Mr. Russell is the son-in-law of Mr. McKinniss.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received in the three fiscal years ended June 30, 1995, by the Company's Chief Executive Officer, the only executive officers whose salary and bonus exceeded $100,000. Mr. McKinniss joined the Company in August 1991.

                           SUMMARY COMPENSATION TABLE

            NAME AND
            PRINCIPAL                                       ANNUAL                         ALL OTHER
            POSITION                 YEAR                COMPENSATION                     COMPENSATION
            --------                 ----         --------------------------              ------------

                                                   Salary             Bonus
                                                    ($)                ($)
                                                   -----              -----
 Sherman McKinniss                   1995         $300,000           $25,027                $3,354 (1)
 President and CEO                   1994         $244,616           $15,066                $2,902 (1)
                                     1993         $216,539           $20,839                $2,498 (1)

------------------
 (1) Consists of the annual premium on a term life insurance policy covering Mr. McKinniss, as to which he is the named insured and beneficiary. The Company is obligated to pay this premium pursuant to Mr. McKinniss' employment agreement.

OPTIONS/EXECUTIVE OFFICERS

         No stock options were exercised by the Company's Chief Executive Officer in fiscal year 1995, and during the fiscal year no stock options were granted to the Chief Executive Officer and no options were held by him at fiscal year end.

REPORT OF THE BOARD/EXECUTIVE COMPENSATION

         Executive Officers. The annual compensation of the Company's executive officers, other than Mr. McKinniss, is recommended by the President and reviewed and approved by the Board of Directors. The salary recommendations are based on the President's perspective of the value of that position at the Company, the executive's individual performance, the Company performance and compensation for similar positions at other companies within the industry. The Company believes that compensation of the Company's executive officers should be sufficient to attract and retain highly qualified personnel and should also provide meaningful incentives for superior performance. The Company seeks to reward achievement of long and short-term performance goals measured by successful development of new products, increases in sales volumes, meeting or exceeding financial targets established by the Board of Directors, and other factors. The Company's executive compensation generally consists of a base salary and a cash bonus. The Board of Directors may also issue stock options pursuant to the Company's Stock Option Plan as additional long-term incentive compensation to its key executives. Options to purchase 40,000 shares were granted in fiscal 1995. Annual cash bonuses granted to the Company's executives, other than for Mr. McKinniss and Mr. Russell, are discretionary and are based on evaluation of job performance and the attainment of various goals. The Company currently provides no retirement benefits to its executive officers.

         Chief Executive Officer. The Company's Board of Directors meets once each year, separately from Sherman McKinniss, to discuss compensation arrangements for Mr. McKinniss, Chairman, President and CEO, and the employment contract with him (see "Employment Agreements"). The base salary and bonus paid to Mr. McKinniss is determined within the guidelines of his employment agreement, which establishes a base salary and a minimum annual increase tied to the cost of living. The Board of Directors may approve of a base salary in excess of that required by the contractual cost of living increase based on the Board's determination of Mr. McKinniss' performance and contribution using a similar process and philosophy as that employed for other executive officers. The Board of Directors assess Mr. McKinniss' leadership, performance and contributions towards achieving the Company's long-term strategic and financial objectives. There is no specific formula employed between the Company's stated goals and performance and the Board's determination; instead the Board's judgment and discretion is used in determining the base salary. The cash bonus paid to Mr. McKinniss during fiscal 1995 was approved by the Board of Directors in accordance with the terms outlined in his employment agreement.

                                                   The Board of Directors
                                                   L. John Polite, Jr.
                                                   Sherman McKinniss
                                                   David C. Polite
                                                   Larry DeDonato
                                                   E. Paul Tonkovich


COMPENSATION COMMITTEE - INTERLOCKS AND INSIDER PARTICIPATION

         As described above, the Company's compensation decisions are made by the Board of Directors as a whole, based on recommendations made to the Board by Mr. McKinniss, the Company's Chief Executive Officer, for other executive officers. Mr. McKinniss does not participate in discussions regarding his own compensation.

CERTAIN TRANSACTIONS

         In March 1993, the Board of Directors authorized a program allowing the exchange of outstanding Series A Preferred Stock for shares of Common Stock based on the $1.00 liquidation value of the Preferred Stock compared with the fair market value of the Company's Common Stock at the date of exchange. Through September 30, 1995, Mr. McKinniss has exchanged 3,726,729 shares of Preferred Stock for 3,247,991 shares of Common Stock based on the fair market value of the Company's Common Stock at the dates of exchange, which ranged from $.6875 to $2.4375. In addition, L. John Polite has exchanged 332,360 shares of Preferred Stock for 483,432 shares of Common Stock based on the fair market value of the Company's Common Stock at the date of these exchanges, which was $0.6875.

         During the fiscal year ended June 30, 1995, the Company incurred legal fees and costs amounting to $48,519 for services performed by E. Paul Tonkovich Professional Corporation, of which E. Paul Tonkovich, the Secretary and a director of the Company, is an employee.

EMPLOYMENT AGREEMENTS

         The Company has entered into an employment contract with Mr. McKinniss which expires June 30, 1999. The agreement provides for a minimum annual base salary of $200,000 and is increased on each anniversary of the agreement (July
1) by an amount at least equal to the annual percentage increase in the Consumer Price Index for the Los Angeles-Long Beach area. The Board of Directors may, in its discretion, increase the base salary by a greater amount. Effective September 1, 1995, the annual salary for Mr. McKinniss was increased to $336,960. See "Report of the Board/Executive Compensation". In addition to Mr. McKinniss's base salary, under the agreement he is to be paid an annual bonus equal to one percent (1%) of the total operating income of the Company (before taxes and extraordinary items) earned by the Company for the preceding fiscal year ending June 30th. The agreement contains certain noncompetition and nondisclosure covenants. The agreement also allows for termination of employment by either party voluntarily or for cause as outline in the agreement. If the Company terminates the employment of Mr. McKinniss for reasons other than cause, disability or death, Mr. McKinniss will be entitled to receive termination payments equal to the continuance of his current base salary for a period of twelve (12) months from termination.


COMPENSATION OF DIRECTORS

         During the fiscal year ended June 30, 1995, directors (other than those who were employees of the Company) were paid $600 for each meeting of the Board they attended. All members of committees of the Board received $250 for each meeting which they attended, plus reimbursement for reasonable expenses incurred unless such meetings occurred on the day of meetings of the full Board, in which case such committee members received no additional compensation. The Company incurred directors fees totalling $9,600 in fiscal year 1995. Directors who are employees of the Company have not been separately compensated for their services as directors.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the outstanding shares of the Company's Common Stock, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership (Form 3) and changes in ownership of such stock (Forms 4 and 5).

         To the Company's knowledge, based solely upon review of the copies of such reports furnished to it, during fiscal year ended June 30, 1995, all
Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

                               PERFORMANCE GRAPH

         The following graph shows a comparison of five-year cumulative total stockholder return among the Company, the Standard & Poor 500 Index and the Standard & Poor Specialty Chemical Index, assuming $100 invested on June 30, 1990 in each.

                               PERFORMANCE GRAPH
                        FOR ROTONICS MANUFACTURING INC.
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                                    [GRAPH]



                                                       Shareholder Returns
                                                       June Index Returns
Company/Index                             1990    1991    1992    1993    1994    1995
Rotonics Manufacturing Inc (RMI)           100   53.29   68.62   61.45  102.89  126.66
S&P 500 Index                              100  107.40  121.80  138.40  140.35  176.94
S&P Chemicals - Specialty Index            100  107.76  121.53  143.82  128.88  165.36




              PROPOSAL 2 - RATIFICATION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors recommends to the stockholders the ratification of the appointment of Arthur Andersen as the Company's independent accountants for fiscal year 1996. Price Waterhouse previously acted as the Company's independent accountants for fiscal years 1986 through 1995. Representatives of Arthur Andersen are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

         As of the time of preparation of this Proxy Statement, the Board of Directors knew of no matter other than the matters described herein which will be presented at the meeting. However, if any other matter properly comes before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

         This Proxy Statement will be accompanied by the Company's Annual Report for the fiscal year ended June 30, 1995, when it is delivered to stockholders.

         Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the annual meeting of stockholders to be held in 1996 must submit such proposals so as to be received by the Company at 17022 South Figueroa Street, Gardena, California 90248, on or before June 29, 1996.

                          ROTONICS MANUFACTURING INC.


         Proxy Solicited By The Board of Directors For The Annual Meeting of Stockholders To be Held December 8, 1995.

         The undersigned hereby appoints Sherman McKinniss and E. Paul Tonkovich, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the capital stock of ROTONICS MANUFACTURING INC. (the "Company") which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of the Company at the Holiday Inn, Vermont Street and 190th Avenue, Torrance, California 90248 at 9:30 a.m. on December 8, 1995, and at any adjournments or postponements of such meeting, as follows:

          1. To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the nominees listed below:

                 _____ FOR all nominees    _____  WITHHOLD AUTHORITY to
                         listed below               vote for all listed
                         except those               nominees.
                         whose names are
                         handwritten on
                         the line below.


         Sherman McKinniss, Larry DeDonato, L. John Polite, Jr., David C. Polite, James E. Evans and E. Paul Tonkovich. To withhold authority to vote for any of the above nominees, write the nominee's name below:

                 __________________________________________________


                 ______ For         ______ Against             ______ Abstain


         2. To ratify the appointment of Arthur Andersen as the Company's independent accountants for the fiscal year ending June 30, 1996.

                 ______ For         ______ Against             ______ Abstain


         3. To transact such other business as properly may come before the meeting.

The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

                                  ________________________________________

                                  ________________________________________


                                  Signature(s) of Stockholder(s)

                                  Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.


                                  Date:  _______________, 1995



PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.